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                                                                   EXHIBIT 23.02




              CONSENT OF PRICE WATERHOUSE, INDEPENDENT AUDITORS


June 20, 1996


The Board of Directors
Symantec Corporation:

We consent to incorporation by reference in the registration statements (No. 33-31444, No. 33-32065, No. 33-33654, No. 33-37066, No. 33-42440, No.
33-44203, No. 33-46927, No. 33-51612, No. 33-54396, No. 33-55300, No.
33-64290, No. 33-70558, No. 33-80360, No. 33-88694, No. 33-60141, No.
33-64507, No. 333-07223, No. 333-18353 and No. 333-18355) on Form S-8 and the
registration statements on Form S-3 (No. 33-82012 and No. 33-63513) filed by Symantec Corporation of our report dated August 8, 1995, relating to the balance sheet of Delrina Corporation as of June 30, 1995, and the related consolidated statements of operations, retained earnings (deficit) and changes in financial position for the years ended June 30, 1995 and 1994 which appears in the Fiscal 1997 Form 10-K of Symantec Corporation and the Form S-8 of Symantec Corporation filed on or about June 26, 1997.





PRICE WATERHOUSE
Chartered Accountants